EXHIBIT 99.1
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CASMED

FOR IMMEDIATE RELEASE:

            CAS MEDICAL SYSTEMS, INC. RENEWS LINE OF CREDIT AGREEMENT

Branford, Conn. - January 5, 2009 - CAS Medical Systems, Inc. (NasdaqGM: CASM) today announced that its $10.0 million line of credit with its bank lender has been renewed until July 1, 2010.

On December 31, 2008 the Company signed a modification to the existing agreement with its lender, NewAlliance Bank. The agreement extends the maturity date of the note from May 1, 2009 to July 1, 2010 and amends the interest rate from the Prime Rate minus .50% to the bank's base rate (3.25% per annum as of December 31, 2008) with a minimum interest rate of 3.25% per annum. The agreement also amends the existing debt service coverage ratio covenant to provide that it will be measured quarterly on a rolling four quarter basis beginning December 31, 2008.

As of December 31, 2008, the outstanding balance under the line of credit was approximately $2,275,000.

Andrew E. Kersey, President and Chief Executive Officer stated, "We are pleased to have completed this modification which demonstrates our bank's confidence in CASMED's ongoing business. Extending our line of credit through mid-2010 provides CASMED an important source of capital as the Company seeks to grow its business."

ABOUT CASMED(R) - MONITORING WHAT'S VITAL
CAS Medical Systems, Inc. is a leading developer and manufacturer of medical devices for non-invasive patient monitoring. The Company's FORE-SIGHT Absolute Cerebral Oximeter is the only cerebral oximeter available with FDA clearance for non-invasive, continuous measurement of absolute cerebral tissue oxygen saturation for neonates, infants, children and adults. This information helps avert brain damage or death during surgery and in critical care situations by allowing clinicians to identify patients with dangerously low levels of cerebral oxygen and intervene to reverse the condition.

The Company's product lines include the high-acuity monitoring capabilities of the FORE-SIGHT Cerebral Oximeter; the bedside patient monitoring line of vital signs and cardio-respiratory monitoring products, proprietary non-invasive blood pressure measurement technology, and supplies and service including blood pressure cuffs and products for neonatal intensive care. CASMED products are designed to meet the needs of a full spectrum of patient populations worldwide, ranging from adults to pediatrics and neonates.

For further information regarding CAS Medical Systems, Inc., visit the Company's website at www.casmed.com.

COMPANY CONTACTS
CAS Medical Systems, Inc.
Susan Carron
Director of Corporate Communications
203-488-6056
ir@casmed.com

STATEMENTS INCLUDED IN THIS PRESS RELEASE, WHICH ARE NOT HISTORICAL IN NATURE, ARE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. STATEMENTS RELATING TO THE FUTURE FINANCIAL PERFORMANCE OF THE COMPANY ARE SUBJECT TO MANY FACTORS INCLUDING, BUT NOT LIMITED TO, THE CUSTOMER ACCEPTANCE OF THE PRODUCTS IN THE MARKET, THE INTRODUCTION OF COMPETITIVE PRODUCTS AND PRODUCT DEVELOPMENT, COMMERCIALIZATION AND TECHNOLOGICAL DIFFICULTIES, THE IMPACT OF ACTIONS AND EVENTS INVOLVING KEY CUSTOMERS AND VENDORS, aND OTHER RISKS DETAILED IN THE

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COMPANY'S FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2007 AND OTHER SUBSEQUENT
SECURITIES AND EXCHANGE COMMISSION FILINGS.

SUCH STATEMENTS ARE BASED UPON THE CURRENT BELIEFS AND EXPECTATIONS OF THE COMPANY'S MANAGEMENT AND ARE SUBJECT TO SIGNIFICANT RISKS AND UNCERTAINTIES. ACTUAL RESULTS MAY DIFFER FROM THOSE SET FORTH IN THE FORWARD-LOOKING STATEMENTS. WHEN USED IN THIS PRESS RELEASE THE TERMS "ANTICIPATE", "BELIEVE", "ESTIMATE", "EXPECT", "MAY", "OBJECTIVE", "PLAN", "POSSIBLE", "POTENTIAL", "PROJECT", "WILL" AND SIMILAR EXPRESSIONS IDENTIFY FORWARD-LOOKING STATEMENTS. THE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PRESS RELEASE ARE MADE AS OF THE DATE HEREOF, AND WE DO NOT UNDERTAKE ANY OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF FUTURE EVENTS, NEW INFORMATION OR OTHERWISE.



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